UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 27, 2014

SMSA Gainesville Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803
Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

610 Coit Road, Suite 170, Dallas, Texas 75075
(Address of principal executive offices)

(512) 479-1101
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2014, GML Holdings, LP, a Texas limited partnership, as Landlord, and SMSA Gainesville Acquisition Corp., a Nevada corporation, as Tenant, executed a commercial lease (“Lease Agreement”) for the premises known as Suite 170  of Unit 2 of 610 Coit, A Condominium, which is located at 610 Coit Road, Plano, Texas 75075. The term of the lease is for a period of five years, commencing on February 21, 2014, and expiring March 31, 2019.  The basic rent for the initial term of the lease is equal to $10,000 per month plus additional rent, which includes all other charges and expenses related to the premises (e.g., taxes, charges for utilities and services used or consumed in the premises, and Landlord’s share of condominium assessments, dues, fees and charges as they relate to the premises).  Tenant paid a security deposit of $10,000, and this amount will be refunded to Tenant at the end of the initial five-year term, if no event of default by Tenant has occurred.

The General Partner of GML Holdings, LP is GML Holdings Management, LLC.  Kamran Nezami, our sole Director, participates in the management of GML Holdings Management, LLC.

The foregoing description of the terms of the Lease Agreement is qualified in its entirety by reference to the provisions of the document filed as Exhibit No. 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of SMSA Gainesville Acquisition Corp. appointed Maulik Parikh, M.D., as President and Chief Executive Officer effective February 27, 2014.  Dr. Parikh currently serves as Managing Partner of Atlas Anesthesia Associates, PA, a company he co-founded and grew from inception to $40,000,000 in revenue.  Dr. Parikh graduated with honors from the University of Virginia where he was an Echols Scholar. He received his medical degree from the Medical College of Virginia. He completed his residency in Anesthesiology at the Baylor College of Medicine where he was Chief Resident. He is board certified by the American Board of Anesthesiology.  Dr. Parikh’s experience includes business development, marketing and small business cultivation and growth.  He has also served as an advisor to multiple healthcare companies spanning all aspects of healthcare from medical professional services to healthcare ancillaries.  Dr. Parikh is 37 years old.

Item 8.01	Other Events.

SMSA Gainesville Acquisition Corp. (the “Company,” “we,” “us” or “our”) voluntarily files the following disclosures under Item 8.01 of Form 8-K containing the information that would be required in a registration statement on Form 10 to register a class of securities under Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”).

FORWARD-LOOKING STATEMENTS

Certain statements in this disclosure constitute “forward looking statements.” Such forwarding looking statements are based on the beliefs of the Company’s management as well as assumptions based on information available to the Company.  When used in this disclosure, the words “anticipate,” “believe,” “intend,” “plan,” “estimate” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify forward looking statements.  Such forward looking statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward looking statements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this disclosure as anticipated, believed, estimated or expected.  The Company does not intend, and does not assume any obligation, to update the forward looking statements except to the extent required by applicable law.

Description of Business.

The Company was organized on September 9, 2009 as a Nevada corporation to effect the reincorporation of Senior Management Services of Gainesville, Inc., a Texas corporation (the “Predecessor”), mandated by the plan of reorganization for the Predecessor as confirmed by the U. S. Bankruptcy Court for the Northern District of Texas, Dallas Division, on August 1, 2007.  Since our organization, we have not conducted any operations.

On August 4, 2010, the Company entered into a stock purchase agreement with Paul Interrante (“Interrante”), a resident of Dallas, Texas, pursuant to which Mr. Interrante was issued 9,500,000 shares of our Common Stock for approximately $9,500 cash, or $0.001 per share.  As a result of this transaction, the bankruptcy court concluded that the Predecessor had satisfied the requirements of its plan of reorganization.  Thereafter, we filed a certificate of compliance with the bankruptcy court, confirming our view that the requirements of the Predecessor’s plan of reorganization had been met.  This action resulted in the granting of a final discharge by the bankruptcy court.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value (the “Common Stock”), of which, as of February 19, 2014, 10,000,008 shares of Common Stock were issued and outstanding.

On December 19, 2013, Mr. Interrante, and Halter Financial Investments, L.P. (“HFI,” together with Mr. Interrante, the “Sellers”) entered into a stock purchase agreement (the “Purchase Agreement”) with Titan Partners, LLC (the “Purchaser”) for the sale and purchase of 9,892,956 shares of Common Stock of the Company.  Individually, Mr. Interrante agreed to transfer 9,500,000 shares of Common Stock and HFI agreed to transfer 392,956 shares of Common Stock. The Sellers collectively transferred 9,892,956 shares of Common Stock in exchange for $250,000.  The total shares of Common Stock transferred to the Purchaser represented 98.92% of the Company’s issued and outstanding Common Stock.

Pursuant to the Purchase Agreement, Mr. Interrante resigned as a Director of the Company and as our President, Chief Financial Officer, Treasurer and Secretary of the Company.  Simultaneously with the effective date of Mr. Interrante’s resignation as a Director of the Company, Kamran Nezami was appointed as a Director of the Company and now serves as our Sole Director and Chairman of the Board of Directors.  Prior to resigning as a Director, Mr. Interrante appointed Robert E. Ham as the Company’s Chief Financial Officer, a position Mr. Ham currently holds.

Our current business plan is to acquire, develop, and operate pharmacies in various states across the United States, including, but not limited to Arizona, Maryland, New York, New Jersey, Connecticut, Massachusetts, District of Columbia, Virginia, Ohio, Illinois and Georgia.  A pharmacy acquired by the Company would most likely not continue to operate as it did prior to the acquisition by the Company; it is the Company’s intention that such pharmacies would fill prescriptions primarily for non-sterile compounding medications.  Compounded medications are “made from scratch” – individual ingredients are mixed together to create individual formulations that target specific conditions.  For example, we expect to compound transdermal pain creams, wound creams, burn creams, and migraine masks, using FDA-approved ingredients. It is expected that pharmacies owned and operated by the Company will only fill individual patient prescriptions.

Based on the experience of other businesses operated by the principals of Titan Partners, LLC, it is anticipated that once the Company has acquired a pharmacy and is operational, the Company will fill prescriptions that generate an average net income of $1,000 per prescription per month.  If the Company were to receive 20,000 prescriptions per month, and if those prescriptions generate an average net income of $1,000 per prescription per month, the Company could potentially earn $20,000,000 in net income per month.  Except for the payment of legal and accounting fees and other operational costs, the Company intends to retain earnings until the Company has at least $100 million in undepreciated net tangible assets.   Retention of earnings is necessary to satisfy certain state-specific valuation thresholds that will enable physicians to invest in public companies to which they refer patients.  Notwithstanding the foregoing, the pharmacies owned and operated by the Company will not fill prescriptions referred by physician-stockholders unless such physician referral is permitted under applicable state and federal law. The Company does not currently plan to fill prescriptions for any federally-funded beneficiaries until it has (i) at least $50 million in undepreciated net tangible assets and (ii) stockholder equity exceeding $75,000,000. The Company’s business plan also includes building a network of physicians, other providers, and distributors that can collaborate in the delivery of quality healthcare.

The compounding pharmacy business is highly competitive.  There are numerous compounding pharmacies in the United States against which we will compete. Some of these are individual pharmacies owned by one or two individuals, others are larger privately-held companies (such as Bellevue Pharmacy) and others are owned by public companies such as Caremark (owned by CVS) and Walgreens. Such companies may continue to engage in certain activities competitive with us. Some of these competitors may have greater financial, marketing and technological resources. In addition, other companies may enter into the business and become increasingly competitive as there are no meaningful barriers to entry. We believe the primary competitive factors in the industry include the ability to contract with managed care companies to ensure that our pharmacies are an option to patients in need of compounded medications, the ability to negotiate discounts on compound ingredients with drug manufacturers, the ability to navigate the complexities of governmental reimbursed business and other healthcare regulations, the ability to manage cost and quality of compounded drugs, the ability to obtain one or more pharmacy licenses, the ability to retain qualified pharmacy staff, and the level of service we provide.

Political, economic, and regulatory influences are subjecting physicians and other providers in the health care industry in the United States to fundamental changes.  The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems.  Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, pay for performance systems, and other fundamental changes to the health care delivery system.  Private sector providers and payors have embraced certain elements of reform, resulting in increased consolidation of health care providers and payors as those providers and payors seek to form alliances in order to provide cost-effective, quality care.  Legislative debate is expected to continue in the future, and the Company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reform may have on its business.

The Company’s pharmacy operations will require licensing, permits, and accreditation from various federal and state agencies as a condition to beginning its operations including, but not limited to, licensure by state pharmacy boards.  The process will include certain license applications or the acquisition of pharmacy operations with the appropriate licenses, permits r accreditations.  The development and operations of the Company could be adversely affected by the failure or inability to obtain the necessary approvals, changes in standards applicable to such approvals, and possible delays and expenses associated with obtaining such approvals.  There is no assurance that the Company will be successful in obtaining such licenses and permits.

RISK FACTORS

Investment in the shares of Common Stock of the Company involves significant risks including, but not necessarily limited to, the risk factors described below.  Prospective investors should consider carefully the following risk factors, together with the other information set forth in this disclosure prior to purchasing any of the shares offered herby.  There can be no assurance that the financial condition of the Company will not be adversely affected in the future by one or more of such risk factors or that the income of the Company and/or utilization of the Company’s products and services will not decrease.

The Company has no operating history.

The Company is a new entity and has no prior history of operations on which investors may evaluate the Company’s performance.  The Company can provide no assurance of the success of its objectives or strategies.  In view of its lack of operating history and its inexperience, the Company remains vulnerable to a variety of business risks generally associated with start-up businesses.  The Company can provide no assurances that the Company will be profitable in the future.

No assurance of licensure.

The Company’s pharmacy operations will require licensing, permits, and accreditation from various federal and state agencies as a condition to beginning its operations including, but not limited to, licensure by state pharmacy boards.  The process will include certain license applications or the acquisition of pharmacy operations with the appropriate licenses, permits r accreditations.  The development and operations of the Company could be adversely affected by the failure or inability to obtain the necessary approvals, changes in standards applicable to such approvals, and possible delays and expenses associated with obtaining such approvals.  There is no assurance that the Company will be successful in obtaining such licenses and permits.

The terms of any offering, including the price of shares of Common Stock offered, may be amended or withdrawn by the Company.

The Company reserves the right, in its sole discretion and for any reason whatsoever, to modify, amend, and/or withdraw all or a portion of any offering and/or to accept or reject in whole or in part any prospective investment in the shares of Common Stock or to allot to any prospective investor less than the number of shares of Common Stock such investor desires to purchase.

No assurance of payment.

The success of the Company will depend in part upon private and third-party sources of payment for the services it provides.  The amount of payment that the Company receives for services may be adversely affected by market and cost factors as well as other factors over which the Company has no control and the cost containment and utilization decisions of third parties.  The Company’s revenue will be the result of the number and type of services and products it provides.  The Company has no control over the number of patients for whom services and products will be provided by the Company.  In addition, the success of the Company will depend upon the Company’s ability to maintain contractual relationships with payors and to perform its operations in an efficient manner sufficient to realize operating profits.  There can be no assurance that the Company will be able to do so.

The Company may incur losses and negative cash flow.

The Company may incur negative cash flow and there can be no assurance that the Company will eventually operate profitably.

The availability of additional working capital is uncertain.

The Company believes that the proceeds from offerings of Common Stock will allow the Company to initiate its proposed business plan and to satisfy its expected cash requirement.  However, the Company’s continued operations thereafter will be dependent on the availability of revenues for continued growth and earnings retention.  In the event there is insufficient cash flow from operations, the Company may be required to obtain additional financing. There can be no assurance that such financing will be available, or, if available, the financing will be on terms satisfactory to the Company.  If financing is needed, but is not available, the Company may not be able to operate successfully and any investment made in it may be lost.

A Stockholder’s entire investment may be lost if the Company is unable to develop pharmacies or comply with state pharmacy board requirements.

The Company will expend capital contributions of its Stockholders to acquire one or more pharmacies and develop its pharmacy operations.  There can be no assurance that the Company will obtain the necessary licenses and/or certifications to operate such pharmacies. If the Company is unsuccessful in obtaining licensure and/or certification or unable to develop one or more pharmacies for any reason, then its Stockholders could lose their entire investment in the Company.  In addition, while the Company intends to operate in accordance with the rules promulgated by state pharmacy boards, any adverse action taken against the Company by state pharmacy boards may adversely impact the Company’s operations and the Shareholder’s investments.

Reductions or changes in reimbursement from private payors could adversely affect the Company’s operating results.

The Company’s operating results may be adversely affected by actions of third-party payors and reimbursement factors over which the Company has no control.  Cost containment efforts by such payors may impact the Company.  The Company cannot assure investors that payments by third-party payors will remain at levels comparable to present levels.

Contracts with Third-Party Payors.

The performance of the Company may be dependent upon its ability to negotiate profitable contracts with third party payors.  There is no guarantee that the Company will be able to successfully negotiate those contracts.  The Company may experience difficulty in establishing and maintaining relationships with third-party payors.  The inability of the Company to negotiate and maintain agreements on favorable terms with third-party payors could reduce its revenues and adversely affect its business.

The issuance of additional shares of Common Stock will result in dilution of Stockholder’s ownership.

In the event the Company issues additional shares of Common Stock, the ownership interest of the existing Stockholders will be diluted proportionately, which will have the effect of reducing the voting power and percentage of distributions of the Stockholders.

The Company will depend on relationships with physicians.

The Company’s success will depend upon the efforts and success of physicians who write prescriptions for products offered by the pharmacies.  There can be no assurance that physicians will written prescriptions for products offered by the pharmacies or that patients will chose to fill their prescriptions at the Company’s pharmacies.  Insufficient business is likely to make it impossible for the Company to maintain its pharmacy operations and achieve its financial objectives.

The Company’s success will depend on its ability to obtain pharmaceutical ingredients from its vendors.

The Company’s success will depend upon the efforts and success of its ability to obtain the necessary pharmaceutical ingredients from its vendors.  There can be no assurance that the Company will be able to obtain or maintain contracts with such vendors, which could reduce the Company’s revenues and adversely affect its business.

The profitability of the Company may be affected by highly competitive healthcare industry.

The health care industry in general, and the market for pharmacy services in particular, is highly competitive and the Company expects to encounter competition from other pharmacies.  Regulatory and other changes affecting the health care industry expose the Company and other industry participants to the risk that they will lose competitive advantages.  Many of the Company’s existing and potential competitors may have greater financial and other resources than the Company and there can be no assurance that the Company will be able to compete successfully against those competitors.

Reductions or changes in reimbursement from private payors could adversely affect the Company’s operating results.

The Company’s operating results may be adversely affected by actions of third-party payors and reimbursement factors over which the Company has no control.  Cost containment efforts by such payors may impact the Company.  The Company cannot assure investors that payments by third-party payors will remain at levels comparable to present levels.

Professional liability insurance premiums or claims may adversely affect the Company.

Professional liability insurance coverage could be a large external cost of the Company.  Should the Company experience adverse risk management claims or should the market for professional liability insurance coverage dictate a large increase in rates, all or substantially all of the Company profits may be eliminated.

The Company could become involved in litigation.

Litigation could potentially be brought against the Company by various individuals or entities including, but not limited to federal, state, or local governments, potential competitors, or investors.  A lawsuit could delay the commencement of or suspend the operations of the Company or the operations of a pharmacy indefinitely, regardless of the merits of the lawsuit.  If such a lawsuit were successful, the Company could be permanently prevented from conducting operations.

Employee lawsuits can adversely affect the Company.

From time to time, employees of the Company may bring actions against the Company for alleged violations of the State and federal laws regarding employment or compliance.  Any such lawsuits could be expensive to the Company and can result in the payment of damages to those plaintiff-employees.

The Company may be affected by operating risks beyond its control.

The costs of operating pharmacies by the Company may be affected by factors beyond the control of the Company including environmental problems, fire, strikes, energy shortages, inflation, adverse weather conditions (including tornadoes, hurricanes, hail, flooding, and other risks), and other unknown contingencies.  Income derived from the pharmacies may be adversely affected by various changing local factors such as an increase in local unemployment, a change in the characteristics of the area, governmental regulations, various uninsurable risks and unforeseen changes in the industry.  There can be no assurance that the Company will generate sufficient operating revenues to make rental payments under a lease agreement.  Accordingly, in the event of a default in the payment of rentals, or any other default under a lease agreement, the lease agreement may be terminated and the Company would have no further right to occupy and operate the pharmacy being operated on such leased space.  In addition, the Company will have normal business risks including disruptions from malfeasance or embezzlement by the Company’s employees or contractors, malfeasance or embezzlements at the Company’s contracted entities, if any, such as billing services and collection agencies, or lawsuits brought by third parties against the Company and/or any agent, employee, contractor, or person acting on behalf of the Company.  The Company also has general liability risks in that any of those types of disruptions could cause material change in the Company’s ability to operate profitably.

The Company will be subject to leasehold risks.

The Company will be subject to all of the risks inherent in being a tenant under a lease of real property, including risks of additional costs, delays, and possible complete loss of investment due to matters such as compliance with governmental laws and regulations, new or increased fees or charges imposed on leasehold improvements or ownership, toxic waste clean-up requirements, termination of the leasehold interest following a casualty or condemnation, new or increased real estate taxes, restrictive governmental rules or actions, and outside forces, such as flood or hurricanes, which may result in irreparable damage or insured losses and termination of the lease with respect to a pharmacy.  The occurrence of any such events could have a material adverse effect on the Company.

The Company may be unable to survive technological advances.

Scientific and technological advances, new procedures, drugs, and preventative medicines may reduce utilization and revenues of the Company in the future.  The development of certain pharmaceuticals may continue to be a significant factor in the utilization of pharmacies.  The ability of the Company to offer such services and products may be subject to the availability of pharmaceuticals or the ability to finance such operations.

Treatment of the Company as an affiliated service group for employee benefit plan purposes could have an adverse effect on the investors.

The IRS might assert that some or all of the Stockholders in the Company constitute an “affiliated service group” for purposes of Section 414(m) of the Act.  Under Section 414(m), all employees of the various entities in the affiliated service group will be treated as though they were employed by a single employer for purposes of the participation, anti-discrimination, vesting and benefit provisions of the law applicable to tax-qualified retirement plans.  In such event, in order to remain tax-qualified, the employee benefit plans of each individual investor of the Company would have to satisfy certain tests.  This determination would be made on the basis of the entire employee census of all employees of the affiliated service group, rather than on the basis of the employee census of the employees of the individual investors in the Company.  Failure to satisfy such tests might result in the disqualification of some or all of the individual employee benefit plans of investors.  There can be no assurance that the IRS will not assert that Section 414(m) is applicable to the Company.  Accordingly, it is recommended that prospective investors consult with their personal attorneys, tax advisors, or pension advisors regarding this issue.

Environmental laws and regulations may have an adverse effect on the Company.

The Company may be susceptible to the practical, financial, and legal risks associated with the obligations imposed by applicable environmental laws and regulations.  Such risks may (i) result in damage to individuals, property, or the environment; (ii) interrupt operations and/or increase their cost; (iii) result in legal liability, damages, injunctions, or fines; (iv) result in investigations, administrative proceedings, civil litigation, criminal prosecution, penalties, or other governmental agency actions; and (v) not be covered by insurance.  There can be no assurance that the Company will not encounter such risks in the future, and such risks may result in material adverse consequences to the operations or financial condition of the Company.

Antitrust laws may have an adverse effect on the Company.

There can be no assurance that the activities or operations of the Company will comply with federal and state antitrust or unfair competition laws, or that the government agencies or any other party, will not challenge or seek to delay or enjoin the activities of the Company on antitrust or other grounds.  If such a challenge is made, there can be no assurance that such challenge would be unsuccessful.  The Company has not obtained an analysis of any possible antitrust implications of the activities of the Company or its arrangements with its investors or of the continuing arrangements and anticipated operations of the Company.  Potential investors are encouraged to consult their legal advisors concerning the application of state and federal antitrust and unfair competition laws to the activities of the Company.

There is and will be a limited market for the shares of Common Stock in the Company.

There is a limited market for the shares of Common Stock in the Company and it is not anticipated that any such market will develop.  Investors may be required to hold their interests for an indefinite period of time.  Even if the Company’s operations are successful, the interests will be illiquid.

Rights to require the dissolution and winding up of the Company’s business may result in the loss of part or all of a Stockholder’s investment.

The Board of Directors of the Company has the right to initiate a process to cause the Company to dissolve and wind up its business under certain defined circumstances.  In the event of a dissolution of the Company, the proceeds realized from the liquidation of assets, if any, will be distributed to the Stockholders pro rata based upon their capital accounts pursuant to the Operating Agreement but only after the satisfaction of claims of creditors.  Accordingly, the ability of a Shareholder to recover all or any portion of the Shareholder’s investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied from those funds.  In such event, all investors, including those opposing such action, are likely to suffer a loss of part or all of their investment.

The impact of health care reform on the Company’s business is uncertain.

Political, economic, and regulatory influences are subjecting physicians and other providers in the health care industry in the United States to fundamental changes.  The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems.  Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, pay for performance systems, and other fundamental changes to the health care delivery system.  Private sector providers and payors have embraced certain elements of reform, resulting in increased consolidation of health care providers and payors as those providers and payors seek to form alliances in order to provide cost-effective, quality care.  Legislative debate is expected to continue in the future, and the Company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reform may have on its business.

The failure to retain key management personnel could adversely impact the Company.

The Company’s success will depend in large part on the Company’s ability to attract and retain qualified managerial personnel on behalf of the Company.  The inability to attract, retain, and motivate sufficient numbers of qualified management personnel could have a material adverse effect on the Company.  Board Stockholders may have little or no experience in managing pharmacies.  The inability or failure of the Board to adequately perform those duties could have a material adverse effect on the Company.

The Company’s cash flow and operating results could be adversely affected by legal actions.

The Company may be named as a defendant in any cause of action arising from such pharmacy services and those actions may involve large monetary claims and significant defense costs.

The Company’s liability insurance may not be sufficient to cover all potential liability.

The Company may be liable for damages to persons or property that occur at a pharmacy.  Although the Company will attempt to obtain and maintain general and professional liability insurance, the Company may not be able to obtain coverage in amounts sufficient to cover all potential liability. Since most insurance policies contain various exclusions, the Company will not be insured against all possible occurrences.  Subject to certain exceptions, the liability of the Stockholders for any such excess or uninsured damages should be limited to their Capital Contributions to the Company.

The Company has not provided advice regarding all the tax and legal risks related to investing in the Company.

The Company has not attempted to advise potential investors with respect to all of the tax risks or consequences of an investment in the Company including, but not limited to, those relating to alternative minimum tax issues and increased risk of tax authority audits of investor tax returns.  Accordingly, potential investors are encouraged to consult with their tax advisors regarding those issues.  The Company has not attempted to advise potential investors with respect to any legal risks or consequences of an investment in the Company.  Accordingly, potential investors are encouraged to consult with their legal counsel regarding potential legal issues.

If the Company fails to comply with laws and government regulations applicable to the Company, the Company could suffer sanctions, loss of reimbursement, and be required to dissolve or make significant changes to its operations.

There is no guarantee that significant new laws and regulations or interpretation of existing laws and regulations will not materially affect the ability of the Company to manage profitably.  Such material changes might result in short-term or long-term disruptions of the structure, additional capital investments, expensive fees, and or the permanent inability of the Company to generate income over expenses.

If the Company fails to comply with extensive laws and government regulations applicable to the Company, the Company could suffer sanctions, loss of reimbursement, and be required to dissolve or make significant changes to its operations.

Federal Statutes and Regulations.  Various federal laws impose penalties, including fines, civil monetary penalties, imprisonment, and termination of Medicare and/or Medicaid participation upon health care providers who receive any form of compensation or other inducement for referring a patient to a provider of health related services such as the Company.  The Company does not intend to provide services or products to beneficiaries of federally-funded programs nor does the Company intend to submit claims for any such services.  As a result, the federal self-referral law, commonly referred to as the “Stark Law,” (42 U.S.C. § 1395nn.) and the Federal Anti-Kickback Statute (42 U.S.C. § 1001.952) should not be applicable.  In general, the Stark Law prohibits a physician who has a “financial relationship” with an entity from referring his or her Medicare or Medicaid patients to that entity for certain designated health services, including outpatient prescription drugs.  Once a proscribed referral is made, the entity cannot submit a claim for payment for the services to the Medicare or Medicaid program or bill the patient or any other party for the services, unless an appropriate exception applies to protect the arrangement.  In general, the Federal Anti-Kickback Statute prohibits anyone from knowingly and willingly offering, paying, soliciting, or receiving any remuneration in return for referring an individual to another person or entity for the furnishing, or the arranging for the furnishing of any item or service that may be paid in whole or in part by the Medicare, Medicaid, or a federal health care program.  The Federal Anti-Kickback Statute creates liabilities for parties on both sides of an impermissible “kickback” transaction.  Under the statute, remuneration can implicate the statute whether it is made in cash or in kind, directly or indirectly, overtly or covertly.  The Federal Anti-Kickback Statute has been broadly interpreted to cover any transaction where “one purpose” of the remuneration is to induce referrals subject to the statute.  The Federal Anti-Kickback Statute contain numerous exceptions, including certain “safe harbor” provisions, which set forth the requirements for arrangements that are deemed to not violate the statute. If the Company decided to provide services to federally-funded patients, it would do so only if it obtained a favorable legal opinion or advisory opinion that such services were in compliance with applicable federal laws and regulations.  Since the Federal Anti-Kickback Statute applies to remuneration whether it is provided directly or indirectly, certain relationships among the parties could potentially be subject to challenge.  Each investor should consult with legal counsel regarding the legality of this arrangement.

State Statutes and Regulations.    Many states have specific statutes and regulations governing a physician’s ability to invest in another health care provider and/or a physician’s ability to refer patients to an entity in which the physician has a financial interest.  In addition, many states require a physician to disclose to the individual that the physician has a financial interest in the health care entity and to inform the individual that the individual may choose to be referred to another health care entity. Some states require that such disclosure be made in writing.  Some states also require the physician retain a copy of the notice.

Laws Governing the Use, Disclosure, Maintenance or Transmission and Privacy of Health Information.  The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health (“HITECH”) Act contained in Public Law 111 005, requires compliance with standards for the exchange of use, disclosure, maintenance and transmission of health information with third parties, such as payors, business associates, and patients.  These standards address common health care transactions (such as claims information, plan eligibility, payment information and the use of electronic signatures); unique identifiers for providers, employers, health plans, and individuals; security; privacy; and enforcement.  The United States Department of Health and Human Services (“HHS”) has published final regulations for health care transactions (which became effective October 16, 2002), the privacy of individually identifiable health information (which became effective April 14, 2003), the security of health information (which became effective April 21, 2005), the HIPAA Privacy, Security, Enforcement & Breach Notification Final Omnibus Rule (which became effective March 26, 2012).  , HITECH broadened the scope of the HIPAA privacy and security regulations.  HITECH extends the application of certain provisions of the security and privacy regulations to business associates (entities that handle protected health information on behalf of covered entities) and subjects business associates to civil and criminal penalties for violation of the regulations. In addition, a covered entity may be subject to penalties as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity.

Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay but not to exceed 60 days of discovery of the breach by a covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. HHS is required to publish on its website a list of all covered entities that report a breach involving more than 500 individuals. In its 2013 final rule, HHS modifies this breach notification requirement by creating a presumption that all non-permitted uses or disclosures of unsecured protected health information are breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. Various state laws and regulations may also require us to notify affected individuals in the event of a data breach involving individually identifiable information.

HIPAA and HITECH require significant and costly standards for the Company.  Violations of the HIPAA privacy and security regulations may result in civil and criminal penalties. The American Recovery and Reinvestment Act (“ARRA”) has strengthened the enforcement provisions of HIPAA, which may result in increased enforcement activity. For example, ARRA broadens the applicability of the criminal penalty provisions to employees of covered entities and requires HHS to impose penalties for violations resulting from willful neglect. Under ARRA, HHS is required to conduct periodic HIPAA compliance audits of covered entities and their business associates. HHS conducted compliance audits of 115 covered entities in 2012 and has announced its intent to conduct additional audits. In addition, ARRA authorizes state attorneys general to bring civil actions seeking either injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents. ARRA also significantly increases the amount of the civil penalties, with penalties of up to $50,000 per violation for a maximum civil penalty of $1,500,000 in a calendar year for violations of the same requirement. HITECH and the final Omnibus rule implements many of the ARRA enforcement requirements. In the rule, HHS removed the requirement that HHS attempt to resolve HIPAA violations through informal means, such as allowing a covered entity to implement a corrective action plan, prior to imposing penalties. Instead, HHS has the discretion to resolve violations by moving directly to impose monetary penalties. The HIPAA privacy regulations and security regulations have and will continue to impose significant costs on our Company in order to comply with these standards.

There are numerous other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security concerns. Our Company remains subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties.

Properties.

The Company has no materially important physical properties.

Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of
Certain Beneficial Owners

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date.

Title or Class of Securities	Name and Address of Beneficial Owner1	Amount of Beneficial Ownership	Percentage
Common	Titan Partners, LLC 610 Coit Road, Suite 170 Dallas, Texas 75075	9,892,956	98.92%
Common	Titan Partners Management, LLC 6565West Loop South, Suite 110 Bellaire, Texas 77401	9,892,956	98.92%
Common	Kamran Nezami 6565West Loop South, Suite 110 Bellaire, Texas 77401	9,892,956	98.92%
Common	Kamran Nezami, LLC 6565West Loop South, Suite 110 Bellaire, Texas 77401	2,275,379	23%

1.
Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security.  Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (1) each executive officer of the Company, (2) each current director and (3) all directors and executive officers of the Company as a group.

Title or Class of Securities	Name of Beneficial Owner1	Amount of Beneficial Ownership	Percentage
Common	Kamran Nezami2	9,892,956	98.92%
All Directors and Executive Officers		9,892,956	98.92%

1.
Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security.  Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.
Kamran Nezami is our sole director and Chairman of the Board.  Mr. Nezami participates in the management of Titan Partners, LLC, our majority stockholder, and is therefore deemed to be a beneficial owner of the Common Stock held by Titan Partners, LLC.

Directors and Executive Officers

Mr. Nezami, our sole Director and Chairman of the Board of Directors, currently serves as the Chief Executive Officer and on the Board of Managers of HealthScripts Specialty Pharmacy.  Mr. Nezami also serves as the Chief Executive Officer of Global Molecular Labs, LLC, a clinical laboratory, and In-Office Physician Management Services, LLC, a management services company.  In addition, Mr. Nezami serves as the Chief Executive Officer of several other pharmacies in various locations across the United States.  In these various roles, Mr. Nezami is responsible for the overall development and implementation of the strategic vision and operating initiatives that drives each of the businesses.  Mr. Nezami is 44 years old.

Dr. Maulik Parikh, our President and Chief Executive Officer, currently serves as Managing Partner of Atlas Anesthesia Associates, PA, a company he co-founded and grew from inception to $40,000,000 in revenue.   Dr. Parikh graduated with honors from the University of Virginia where he was an Echols Scholar. He received his medical degree from the Medical College of Virginia. He completed his residency in Anesthesiology at the Baylor College of Medicine where he was Chief Resident. He is board certified by the American Board of Anesthesiology.  Dr. Parikh’s experience includes business development, marketing and small business cultivation and growth.  He has also served as an advisor to multiple healthcare companies spanning all aspects of healthcare from medical professional services to healthcare ancillaries.  Dr. Parikh is 37 years old.

Mr. Ham, a certified public accountant and our Secretary, Treasurer and Chief Financial Officer, is currently Chief Financial Officer for HealthScripts Specialty Pharmacy.  Mr. Ham has been with HealthScripts since July of 2013.  Mr. Ham has held CFO and Controller positions with companies for over 20 years, most recently for Servisair, an aviation services company, with over 4,000 employees and operations in 17 states.   Prior to that Mr. Ham was VP and Controller, US & Canada, for American Water, now a public corporation based in New Jersey, serving 35 states in the United States and parts of Canada.  Mr. Ham is particularly skilled at building and leading finance departments for maximum impact and efficiency for the corporations they serve.  None of his previous positions have been associated with us or any affiliated company.  Mr. Ham received his Bachelor’s Degree in Business Administration from St. Michael’s College in Vermont in 1976 and achieved his CPA in 1992.  Mr. Ham is 59 years old.

Executive Compensation

No director, officer or employee of the Company received compensation during the Company’s fiscal year ended December 31, 2011 and 2012.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

We do not currently have standing compensation committee or a committee performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have a standing compensation committee at this time because the functions of such committee are adequately performed by our Board of Directors.

Certain Relationships and Related Transactions, Director Independence.

Certain Relationships and Related Transactions

Halter Financial Investments, L.P. (and its affiliated entities), the previous majority shareholder, pursuant to a Chapter 11 Plan involving an affiliated entity, managed the $1,000 in cash transferred from the bankruptcy creditor’s trust on our behalf until exhausted and contributed an aggregate of approximately $99,970 through September 30, 2013, to support our operations.

During the nine months ended September 30, 2013 and year ended December 31, 2012, respectively, the Company’s President contributed approximately $8,400 and $1,400 to support the Company’s operations.

On or after December 31, 2013, Titan Partners, LLC, who as of December 19, 2013, owns 98% of our outstanding Common Stock, will provide a loan to us in the amount of $250,000 that will be used for the acquisition of operating assets.  Kamran Nezami participates in the management of Titan Partners, LLC.

Except as provided herein, the Company has not entered into any transactions with a related party. Management does not know of any other transaction it will be entering into with related parties. There is no relationship between the resigning officers and directors and Kamran Nezami or Robert Ham.

The Company has had no transactions with any promoter or promoters since its inception. Nothing of value, including money, property, contracts, options or rights of any kind has been received or will be received by a promoter, director or indirectly from the Company which is not disclosed.

Director Independence

We currently do not have any independent directors.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Legal Proceedings.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

There is no public trading market for our securities. We will seek to make our shares of Common Stock eligible for quotation on the OTC Bulletin Board once we become an operating company.  No assurance can be given that an active market will exist after we become an operating company.

We have no equity compensation or other types of employee benefit plans.

Transfer Agent

We have engaged Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 (telephone number 469.633.0100) as our transfer agent.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm.  Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate.

Holders. As of February 19, 2014, there were 10,000,008 shares of our Common Stock issued and outstanding, held by approximately 483 stockholders of record.

Dividends. We have not declared any dividends on our Common Stock since inception and do not intend to pay dividends on our Common Stock in the foreseeable future.

Securities Eligible for Future Sale

Of the Company’s 10,000,008 shares of Common Stock issued and outstanding, 9,500,000 of those shares of Common Stock are restricted securities.

Rule 144

On February 15, 2008 amendments to Rule 144 became effective and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, which we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;

•
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities will not be able to sell our shares of Common Stock without registration for a period of one year following the date on which we cease to be a shell company by acquiring operating assets.

Rule 145

In the business combination context, Rule 145 has imposed on affiliates of either the acquiror or the target company restrictions on public resales of securities received in a business combination, even where the securities to be issued in the business combination were registered under the Securities Act. These restrictions were designed to prevent the rapid distribution of securities into the public markets after a registered business combination by those who were in a position to influence the business combination transaction. The recent adopted amendments to Rule 145 eliminate these restrictions in most circumstances.

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquiror, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquiror, and those who become affiliates of the acquiror after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resales of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

•	The issuer must meet all of the conditions applicable to shell companies under Rule 144;

•
After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;

•
After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and

•	After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

Recent Sales of Unregistered Securities.

The Company has not sold shares of its Common Stock in the last three years that were not registered under the Securities Act.

Description of Securities.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the Common Stock into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our Common Stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, our stockholders of Common Stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future.

Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10,000,000 shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of Common Stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of Common Stock could adversely affect the voting power of the holders of Common Stock and could have the effect of delaying, deferring or preventing a change in our control.

Indemnification of Officers and Directors.

Under Sections 78.751 and 78.752 of the Nevada Revised Statues, the registrant has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The registrant’s Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•
The registrant must indemnify its directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes and may, if and to the extent authorized by the registrant’s board of directors, so indemnify its officers and any other person whom it has power to indemnify against liability, reasonable expense or other matter whatsoever.

•
The registrant may at the discretion of its board of directors purchase and maintain insurance on behalf of the registrant and any person whom it has power to indemnify pursuant to law, its articles of incorporation, its bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Our Articles of Incorporation provides that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Our Bylaws provide that we will indemnify our directors to the fullest extent provided by the Nevada Revised Statutes and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company, of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

On July 24, 2013, the Company formally informed S.W. Hatfield, CPA of its dismissal as the Company’s independent registered public accounting firm.  The reports of S.W. Hatfield, CPA on the Company’s financial statements as of and for the years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.  The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.  During the years ended December 31, 2012 and 2011, and through February 15, 2014, there have been no disagreements with S.W. Hatfield, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of S.W. Hatfield, CPA would have caused them to make reference thereto in connection with their report on the financial statements for such years.  S.W. Hatfield, CPA furnished the Company with a letter addressed to the SEC stating it did not disagree with the forgoing statements.

On July 24, 2013, the Company engaged Goldman Accounting Services CPA, PLLC as its new independent registered public accounting firm. During the two most recent fiscal years and through July 24, 2013, the Company had not consulted with Goldman Accounting Services CPA, PLLC regarding any of the following:

i.	The application of accounting principles to a specific transaction, either completed or proposed;

ii.
The type of audit opinion that might be rendered on the Company’s consolidated financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Goldman Accounting Services CPA, PLLC concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

iii.	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Exhibit No.                                           Description

10.1           Lease Agreement, dated February 21, 2014, between GML Holdings, LP and SMSA Gainesville Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA GAINESVILLE ACQUISITION CORP.

Dated: February 27, 2014
/s/  Maulik Parikh
Maulik Parikh
President and CEO